CODE OF ETHICS

                                    GMO TRUST

                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC

                               GMO AUSTRALIA LTD.

                                GMO AUSTRALIA LLC

                                GMO WOOLLEY LTD.

                             RENEWABLE RESOURCES LLC

                               Dated March 1, 2002

I. INTRODUCTION

         A. Fiduciary Duty. This Code of Ethics is based on the principle that trustees, officers, employees, and certain other related persons of the above-listed mutual funds and fund managers have a fiduciary duty to place the interests of the Funds and Accounts ahead of their own. The Code applies to all Access Persons1 and focuses principally on pre-clearance and reporting of personal transactions in securities. Access Persons must avoid activities, interests and relationships that might interfere with making decisions in the best interests of any of the GMO Funds and Accounts.

         As fiduciaries, Access Persons must at all times:

                  1. Place the interests of the GMO Funds and Accounts first. Access Persons must scrupulously avoid serving their own personal interests ahead of the interests of the GMO Funds and Accounts in any decision relating to their personal investments. An Access Person may not induce or cause a Fund to take action, or not to take action, for personal benefit, rather than for the benefit of the Fund. Nor may any Access Persons otherwise exploit the client relationship for personal gain.

                  2. Conduct all personal Securities Transactions consistent with this Code including both the pre-clearance and reporting requirements. Doubtful situations should be resolved in favor of the GMO Funds and Accounts. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of fiduciary duties.

                  3. Avoid taking inappropriate advantage of their positions. Access Persons must not only seek to achieve technical compliance with the Code but should strive to abide by its spirit and the principles articulated herein.

         B. Appendices to the Code. The appendices to this Code are attached to and are a part of the Code. The appendices include the following:

                  1. Definitions (capitalized terms in the Code are defined in Appendix 1),

                  2. Master Personal Trading Policies and Procedures and the appendices thereto (Appendix 2),


                  3. Quick Reference Guide to Pre-Clearance and Quarterly Reporting (Appendix A to Appendix 2),


                  4.       Quarterly Transaction Report (Appendix B to
Appendix 2),


                  5.       Contact Persons including the Compliance Officer
and the Conflicts of Interest Committee,  if different than   as initially
designated herein (Appendix C to Appendix 2),

                  6. Personal Trading Relationship and Holdings Disclosure Form (Appendix D to Appendix 2),

                  7. Trade Authorization Request for Access Persons (Appendix E to Appendix 2),

                  8. Acknowledgment of Receipt of Code of Ethics (Appendix F to Appendix 2),

                  9. Annual Certification of Compliance With The Code of Ethics (Appendix G to Appendix 2), and


                  10. Form Letter to Broker, Dealer or Bank (Appendix H to Appendix 2).



II. PERSONAL SECURITIES TRANSACTIONS

         A.       Pre-Clearance Requirements for Access Persons.
                  ---------------------------------------------

1. General Requirement. All Securities Transactions by Access Persons (other than any trustee of GMO Trust who is not an "interested person" (as defined in the Investment Company Act of 1940 ("1940 Act")) of a GMO Fund) of the types set forth in Section 2 of the Procedures are subject to the pre-clearance procedures set forth in Section 6 of the Procedures.

2. General Policy. In general, requests to buy or sell a security will be denied if the Security (a) was purchased or sold within 3 calendar days prior to the date of the request or (b) is being considered for purchase or sale within 15 days after the date of the request by any Fund or Account. Requests to sell a Security short will be denied for the same reasons and also if the security is owned by any GMO Active Portfolio.

3. Procedures. The procedures for requesting pre-clearance of a Securities Transaction are set forth in Section 6 of the Procedures and in Appendix A thereto. The Compliance Officer (or a designee) will keep appropriate records of all pre-clearance requests.

4. No Explanation Required for Refusals. In some cases, the Compliance Officer (or a designee) may refuse to authorize a Securities Transaction for a reason that is confidential. The Compliance Officer is not required to give an explanation for refusing to authorize any Securities Transaction.

         B.       Prohibited Transactions.


                  1. Prohibited Securities Transactions. The following Securities Transactions are prohibited and will not be authorized, except to the extent designated below. These prohibitions shall not apply to any trustee of GMO Trust who is not an "interested person" (as defined in the 1940 Act) of a GMO Fund.

                           a. Initial Public Offerings. Any purchase of Securities in an initial public offering other than a new offering of a registered open-end investment company or any initial offering that an Access Person can demonstrate in the pre-clearance process is available and accessible to the general investing public through on-line or other means.

                           b. Private Placements. Any purchase of Securities in an offering exempt from registration under the Securities Act of 1933, as amended, is generally prohibited but may be reviewed by the Conflicts of Interest Committee upon request.

                           c. Options on Securities. Options on any securities owned by an active trading area of the firm or an area in which an employee directly works.

                           d. Securities  Purchased or Sold or Being  Considered
                  for Purchase or Sale. Any Security purchased or sold or being considered for purchase or sale by a Fund or an Account. For this purpose, a security is being considered for purchase or sale when a recommendation to purchase or sell the Security has been communicated or, with respect to the person making the recommendation, when such person seriously considers making the recommendation.

                           e. Short-Term Profiting.  Profiting from the purchase
                  or sale of the same or equivalent Securities within 60 calendar days is prohibited. If a position is sold for a profit within 60 days, any such profit will be required to be disgorged to a charity approved by the Conflicts of Interest Committee. The following securities (as defined on pages 5-6) are not subject to this prohibition:

o        Mutual Funds;
         -------------

o        U.S. Government Securities;
         --------------------------

o        Money Market Instruments;
         ------------------------

o        Currencies and Forward Contracts thereon;
         ----------------------------------------

o        Commodities and options and futures on Commodities;
         ---------------------------------------------------

o        Securities acquired through the exercise of Rights Offerings;
         -------------------------------------------------------------

o        Municipal Bonds;
         ---------------

o        NASDAQ 100 Index Shares (QQQ); and
         -----------------------------

o        S&P Depository Receipts (SPY);
         -----------------------------

                           f. Short Selling of Securities. Short selling securities that are held in Active Portfolios (including International Active, Domestic Active, Emerging Markets and Global Equities). Access Persons also are prohibited from short selling Securities held in an account within his or her own area, even if quantitatively managed. The Compliance Department will determine whether an Active Portfolio holds a Security and whether a Security is held by an Access Person's "area."

                  2. Improper Securities Transactions. The following Securities Transactions may violate the federal securities
                           ---------------------------------
                 laws or other legal or regulatory provisions or are otherwise deemed to be improper and are prohibited and will not be authorized under any circumstances:

                           a. Inside Information. Any transaction in a Security while in possession of material nonpublic information regarding the Security or the issuer of the Security;

                           b. Market Manipulation. Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading;

                           c. Others. Any other transactions deemed by the Compliance Officer (or a designee) to involve a conflict of interest, possible diversions of corporate opportunities, or an appearance of impropriety.


C.       Exemptions.
         -----------

                  1.   The   following   Securities   Transactions   and   other
         transactions are exempt (as indicated below) from either the pre-clearance requirements set forth in Section II.A. or the reporting requirements set forth in Section II.D, or both. Note that de minimus purchases and sales of large market cap stocks (see (i) below), are exempt from pre-clearance, but are subject to quarterly reporting. (Also, see Appendix 2.):

                           a. Securities Transactions Exempt from Both Pre-clearance and Reporting.

o Mutual Funds. Securities issued by any registered open-end investment companies (including, but not limited to, the GMO Funds).

o U.S. Government Securities. Securities issued by the Government of the United States;


o Money Market Instruments. Money market instruments or their equivalents, including bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

o Currencies and Forward Contracts Thereon. Currencies of foreign governments and forward contracts thereon;
         ----------------------------------------

o        Certain  Corporate  Actions.  Any  acquisition of
         Securities  through  stock  dividends,   dividend
         reinvestments,   stock   splits,   reverse  stock
         splits,  mergers,  consolidations,  spin-offs, or
         other  similar   corporate   reorganizations   or
         distributions generally applicable to all holders of the same class of Securities and

o Rights. Any acquisition of Securities through the exercise of rights issued by an issuer to all holders of a class of its Securities, to the extent the rights were acquired in the issue.

b. Securities Transactions Exempt from Pre-clearance but Subject to Reporting Requirements.

o Discretionary Accounts. Transactions through any discretionary accounts (i) that have been approved by the Compliance Department in advance and (ii) for which the Access Person has arranged for quarterly certification from the third party manager stating that the individual (Access Person or Immediate Family Member) has not influenced the discretionary manager's decisions during the period in question;

o De Minimus Purchases and Sales of Large Cap Stocks. Purchases or sales of less than $25,000 of common stock of issuers whose market capitalization is greater than $5 billion, which may be utilized once per security during a pre-clearance period;

o Municipal Bonds. Personal investment in municipal bonds is exempt from pre-clearance requirements as set forth in Section II.A. but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Section II.D;

o NASDAQ 100 Index Shares (QQQ). Personal investment in NASDAQ 100 Index shares (QQQ shares) is exempt from pre-clearance requirements as set forth in Section II.A., but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Section II.D;

o S&P Depository Receipts (SPY). Personal investment in units of Standard & Poor's Depository Receipts "spiders" is exempt from pre-clearance requirements as set forth in
                               Section II.A., but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Section II.D;

o                              Miscellaneous.  Any transaction in the following:
                               (1) limited partnerships and other pooled vehicles sponsored by a GMO Entity, (2) open-end investment vehicles not market traded and (3) other Securities as may from time to time be designated in writing by the Conflicts of Interest Committee on the ground that the risk of abuse is minimal or non-existent; and

o Donation of Securities to a Charity. A donation of securities to a charity is exempt from pre-clearance requirements as set forth in
                               Section II.A., but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Section II.D

                  2.       Application to Commodities, Futures and Options.
                           -----------------------------------------------

                           a. The  purchase or sale of  commodities,  futures on
                  commodities and related options, futures on currencies, non-exchange-traded options on currencies, and non-exchange-traded options on currency futures are not subject to the pre-clearance requirements set forth in Section II.A. or the reporting requirements set forth in Section II.D.

                           b. The purchase and sale of  exchange-traded  options
                  on currencies, exchange-traded options on currency futures; and the purchase of futures on securities comprising part of a broad-based, publicly traded market based index of stocks and related options are not subject to the pre-clearance requirements set forth in Section II.A., but are subject to the reporting requirements set forth in Section II.D.

                           c.       Purchasing Options:

                o If the purchase or sale of the underlying security is subject to pre-clearance and/or reporting, the same applies to the purchase of an option on such security (i.e. options on U.S.
                   Government securities would be exempt from pre-clearance and reporting).

                o The  exercise of a purchased  option must also be pre-cleared and  reported, unless the option is expiring.

                o Any offsetting  transaction or transaction in the underlying security must be separately pre-cleared and reported.

                           d.       Writing Options:

               o If  the  purchase  or  sale  of  the   underlying
                security  is  subject  to  pre-clearance   and/or
                reporting, the same applies to the practice of writing of an option on such security.

               o The exercise of a written  option (by the other party) need not be pre-cleared or reported.

               o Any offsetting  transaction or transaction in the underlying security must be separately pre-cleared and reported.

                           e. The following transactions with respect to options implicate the Short- Term Profiting provision set forth in Section II. B. e.:

                           Purchasing a Call

                o Closing out the call position (exercising your rights under the option) within 60 days from the date the option was purchased.

                o Selling the underlying security within 60 days from the date the option was purchased.

                o Selling a put on the underlying security within 60 days from the date the option was purchased.3

                o Writing a call on the underlying security within 60 days from the date the option was purchased.3

                           Purchasing a Put

                o Closing out the put position (exercising your rights under the option) within 60 days from the date the option was purchased.

                o Buying the underlying security within 60 days from the date the option was purchased.

                o Selling a call on the underlying security within 60 days from the date the option was purchased.3

                o Writing a put on the underlying security within 60 days from the date the option was purchased.3

                           Writing a Call

                o Purchasing a call on the underlying security within 60 days from the date the option was sold.3

                o Buying the underlying security within 60 days from the date the option was sold.

                o Selling a put on the underlying security with 60 days from the date the option was sold.3

                           Writing a Put

                o Purchasing a put on the underlying security within 60 days from the date the option was sold.3

                o Selling the underlying security within 60 days from the date the option was sold.

                o Selling a call on the underlying security with 60 days from the date the option was sold.3


         D.       Reporting Requirements

                  1. Initial and Annual Disclosure of Personal Holdings. No later than 10 days after initial designation as an Access Person and thereafter on an annual basis (and based on information current as of a date not more than 30 days before the report is submitted), each Access Person must report to the Compliance Department all of the information set forth in Section 1 of the Procedures.

                  2. Quarterly Reporting Requirements. Each Access Person must file a quarterly report with the Compliance Department within 10 calendar days of quarter-end with respect to all Securities
         Transactions of the types listed in Section 2 of the Procedures occurring during that past quarter. The procedures to be followed in making quarterly reports are set forth in Section 7 of the Procedures.

                3. Brokerage Statements. Each Access Person must disclose to the Compliance Department all of his or her brokerage accounts and relationships and must require such brokers to forward to the Compliance Department copies of confirmations of account transactions.

                4. Exemption for Certain Trustees. The reporting requirements in the three preceding paragraphs shall not apply to any trustee of GMO Trust who is not an "interested person" (as defined in the 1940 Act) of a GMO Fund.

                  5. Review of Reports. The Compliance Officer shall review and maintain each Access Person's reports filed pursuant to Sections 2.D.1 and .2 of this Code and brokerage statements filed pursuant to Section 2.D.3 of this Code.

                  6. Availability of Reports. All information supplied pursuant to this Code will generally be maintained in a secure and confidential manner, but may be made available (without notice to Access Person) for inspection to the directors, trustees or equivalent persons of each GMO Entity employing the Access Person, the Board of Trustees of each GMO Fund, the Conflicts of Interest Committee, the Compliance Department, the Compliance Officer, the Access Person's department manager (or designee), any party to which any investigation is referred by any of the foregoing, the SEC, any state securities commission, and any attorney or agent of the foregoing or of the GMO Funds.

                              III. FIDUCIARY DUTIES

         A. Confidentiality. Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of the Funds and Accounts, except to persons whose responsibilities require knowledge of such information.

         B.       Gifts.  The following provisions on gifts apply to all Access
         Persons.

          1. Accepting Gifts. On occasion, because of their affiliation with the Funds or Accounts, Access Persons may be offered, or may receive without notice, gifts from clients, brokers, vendors, or other persons not affiliated with any GMO Entity. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of the GMO Funds and the GMO Entities. Gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year), and customary business meals, entertainment (e.g., sporting events), and promotional items (e.g., pens, mugs, T-shirts) may be accepted.

                  If an Access Person receives any gift that might be prohibited
         under  this  Code,   the  Access  Person  must  inform  the  Compliance
         Department.

                  2. Solicitation of Gifts. Access Persons may not solicit gifts or gratuities.

         C. Service as a Director. Pursuant to the provisions of Section 2.D.1 of this Code, Access Persons must report any service as a director of a publicly-held company (other than the GMO Entities,
         their affiliates,  and the Funds).  The  Compliance   Department shall
         review at the outset and from time-to-time the appropriateness of such service in light of the objectives of this Code. The Compliance Department may in certain cases determine that such service is inconsistent with these objectives; and it may in others require that the affected Access Person be isolated, through a "Chinese Wall" or other procedures, from those making investment decisions  related to the issuer on whose board the person sits.

                     IV. COMPLIANCE WITH THIS CODE OF ETHICS

         A.       Conflicts of Interest Committee

                  1. Membership, Voting and Quorum. The Conflicts of Interest Committee shall initially consist of Scott Eston, Forrest Berkley and Bill Royer. The Conflicts of Interest Committee shall vote by majority vote with two members serving as a quorum. Vacancies may be filled and, in the case of extended absences or periods of unavailability, alternates may be selected, by a majority vote of the remaining members of the Committee.

                  2. Investigating Violations of the Code. The Compliance Department is responsible for investigating any suspected violation of the Code and shall report the results of each investigation to the Conflicts of Interest Committee. The Conflicts of Interest Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code. Any violation of the Code will be reported to the Boards of Trustees of the GMO Funds no less frequently than each quarterly meeting.

                  3. Annual Reports. The Conflicts of Interest Committee will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will provide a written report to the Board of Trustees of each GMO Fund:

                           a.       Summarizing  existing  procedures
                   concerning personal investing and any changes in the procedures made during the past year;

                           b. Identifying  material issues under this Code since
                  the last report to the Board of Trustees of the GMO Funds, including, but not limited to, any material violations of the Code or sanctions imposed in response to material violations or pattern of non-material violation or sanctions;

                           c. Identifying any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices, or developments in applicable laws or regulations; and

                           d. Certifying to the Boards of Trustees of the GMO Funds that the applicable GMO Entities have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

4.                Review of Denied  Trades.  The process and standards for
                 Conflicts of Interest Committee review of denied trades is set forth in Section 3 of the Procedures and Appendix A thereto.


         B.       Remedies

                  1. Sanctions. If the Conflicts of Interest Committee determines that an Access Person has committed a violation of the Code, the Conflicts of Interest Committee may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral, and termination of the employment of the violator for cause. The Conflicts of Interest Committee also may require the Access Person to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. In such cases, the amount of profit shall be calculated by the Conflicts of Interest Committee and shall be forwarded to a charitable organization selected by the Conflicts of Interest Committee. No member of the Conflicts of Interest Committee may review his or her own transaction.

                  2. Review. Whenever the Conflicts of Interest Committee determines that an Access Person has committed a violation of this Code that merits remedial action, it will report no less frequently than quarterly to the Boards of Trustees of the applicable GMO Funds, information relating to the investigation of the violation, including any sanctions imposed. The Boards of Trustees of the GMO Funds may modify such sanctions as they deem appropriate. Such Boards shall have access to all information considered by the Conflicts of Interest Committee in relation to the case. The Conflicts of Interest Committee may determine whether or not to delay the imposition of any sanctions pending review by the applicable Board of Trustees.

                  3. Review of Pre-Clearance Decisions. Upon written request by any Access Person, the Conflicts of Interest Committee may review, and, if applicable, reverse any request for pre-clearance denied by the Compliance Department (or a designee).

         C. Exceptions to the Code. Although exceptions to the Code will rarely, if ever, be granted, the Compliance Department may grant exceptions to the requirements of the Code on a case by case basis if the Compliance Department finds that the proposed conduct involves negligible opportunity for abuse. All such exceptions must be in writing and must be reported by the Compliance Department as soon as practicable to the Conflicts of Interest Committee and to the Boards of Trustees of the GMO Funds at their next regularly scheduled meeting after the exception is granted.

         D. Compliance Certification. At least once a year, all Access Persons will be required to certify that they have read, understand and complied with the Code and the Procedures.

E. Inquiries Regarding the Code. The Compliance Department will answer any questions about this Code, the Proceduresor any other compliance-related matters.




V. BOARDS OF TRUSTEES APPROVALS

A. Approval of Code. The Boards of Trustees of the GMO Funds, including a majority of the Trustees who are not "interested persons" under the 1940 Act, must approve the Code based upon a determination that it contains the provisions reasonably necessary to prevent Access Persons from engaging in conduct prohibited by Rule 17j-1 under the 1940 Act.

         B. Amendments to Code. The Boards of Trustees of the GMO Funds, including a majority of the Trustees who are not "interested persons" under the 1940 Act, must approve any material amendment to the Code or the Procedures within six months of such change.

                 Appendix 1

                                   DEFINITIONS

         "Access Person" means:
          -------------

         (1) every trustee, officer, or member of Grantham, Mayo, Van Otterloo & Co. LLC, GMO Australia Ltd., Renewable Resources LLC, GMO Woolley Ltd., or any of the GMO Funds;

         (2) every employee or on-site consultant of a GMO Entity (or a company in a control relationship with any of the foregoing) who, in connection with his or her regular functions, makes, participates in, or obtains information regarding the purchase or sale of a Security by a Fund or an Account, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

         (3) every natural person in a control relationship with a GMO Entity or a GMO Fund who obtains information concerning recommendations made to a Fund or an Account with regard to the purchase or sale of a Security, prior to its dissemination or prior to the execution of all resulting trades;

         (4) such other persons as the Legal and Compliance Department shall designate. Initially, the Compliance Department has designated all employees and on-site consultants of GMO Entities and all members of Grantham, Mayo, Van Otterloo & Co. LLC as Access Persons.

Any uncertainty as to whether an individual is an Access person should be brought to the attention of the Compliance Department, which will make the determination in all cases.

         "Beneficial Interest" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities. An Access Person is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations. Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Legal and Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

         "Code" means this Code of Ethics, as amended.

         "Compliance Department" means the Legal and Compliance Department of Grantham, Mayo, Van Otterloo & Co. LLC. Communications received under this Code to be directed to the Compliance Department in the first instance should be directed to the Compliance Officer.

         "Compliance Officer" means the Compliance Officer of Grantham, Mayo, Van Otterloo & Co. LLC, Julie Perniola.

         "GMO Active Portfolio" means any Fund or Account that is managed by application of traditional (rather than quantitative) investment techniques, which includes International Active, Domestic Active, Emerging Markets and Global Equities.

         "GMO Account" and "Account" mean any investments managed for a U.S. based client by a GMO entity, including private investment accounts, ERISA pools and unregistered pooled investment vehicles.

         "GMO Entity" means Grantham, Mayo, Van Otterloo & Co. LLC, GMO Australia Ltd., GMO Australia LLC, Renewable Resources LLC, or GMO Woolley Ltd.

         "Equivalent Security" means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or security otherwise convertible into that security.

         "GMO Fund" and "Fund" mean an investment company registered under the 1940 Act (or a portfolio or series thereof, as the case may be), including GMO Trust, for which any of the GMO Entities serves as an adviser or sub-adviser.

         "Immediate Family" of an Access Person means any of an Access Person's spouse and minor children who reside in the same household. Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the Compliance Department determines could lead to the possible conflicts of interest or appearances of impropriety which this Code is intended to prevent. The Compliance Department may from time-to-time circulate such expanded definitions of this term as it deems appropriate.

         "Procedures" means the Master Personal Trading Policies and Procedures of Grantham, Mayo, Van Otterloo & Co. LLC, from time-to-time in effect and attached hereto as Appendix 2.

         "SEC" means the Securities and Exchange Commission.

         "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies, or such other securities as may be excepted under the provisions of Rule 17j-1.

         "Securities Transaction" means a purchase or sale of Securities in which an Access Person or a member of his or her Immediate Family has or acquires a Beneficial Interest. A donation of securities to a charity is considered a Securities Transaction.

Revised: February 17, 2000
         June 1, 2000
         January 1, 2001
         August 1, 2001
         March 1, 2002

--------
1 Capitalized words are defined in Appendix 1.
2 High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization. 3 Portion of the profits that were locked in as a result of the transaction will be forfeited.

                                                                     APPENDIX A

         QUICK REFERENCE GUIDE TO PRE-CLEARANCE AND QUARTERLY REPORTING

Who and What is Subject to Pre-Clearance and Reporting?

         Purchasing, selling or writing securities (domestic and foreign), financial commodities or other investment instruments of any kind that are traded in any public or private market must be pre-cleared, unless specifically exempted below.

         Charity/Gifts the practice of donating securities to charity is also subject to pre-clearance and quarterly reporting.

         All members, employees and on-site consultants of GMO, GMO Woolley Ltd. (London), GMO Australia Ltd., GMO Australia LLC, Dancing Elephant Ltd. (Berkeley) and GMO Renewable Resources LLC and certain other related persons are subject to these rules.

         Any account owned by an employee, employee's spouse and minor children, and any other account for which an employee controls, or substantially influences the investment decisions ("Covered Accounts").

         Discretionary Accounts (when an employee has hired another adviser to manage any Covered Account on a discretionary basis) are also subject to pre-clearance and reporting unless other arrangements have been approved in advance by the legal department.

What is Exempt from Pre-Clearance and Quarterly Reporting?

         Open-end mutual funds and other open-end investment vehicles, including any of GMO's pooled vehicles
         Money market-like instrument U.S. Government Securities or futures thereon Trading in spot currencies Currency Forward Contracts Commodities and options and futures on commodities

(Note: financial commodity contracts are subject to pre-clearance and reporting)
 ----                                ---
         Mergers
         Tender Offers
         Exercise of Rights Offerings
         Dividend Investment Programs
         Transactions designated by the Conflict of Interest Committee

What is Exempt from Pre-Clearance but Subject to Quarterly Reporting?

         Futures and Related Options on commercially available broad based indexes

         Any discretionary accounts (i) that have been approved by the legal department in advance, and (ii) for which employee has arranged for quarterly certification from outsider manager stating that the individual (employee/spouse and/or minor children/account which employee controls) has not influenced the discretionary manager's decisions during the period in question.

         Exemption for De Minimus Purchases and Sales of Large Market Cap Stocks (does not include IP0s): Purchases or sales of less than $25,000 of common stock of issuers whose market capitalization is greater than $5 billion. If an employee has any question as to whether a transaction qualifies for this exemption, the question should be directed to the legal department. For trades that qualify for this exemption from pre-clearance, you will be asked to report the market capitalization of the security and the source of such information on your quarterly transaction report. You may utilize this exemption once per security during a pre-clearance period. That is, if you have determined that your transaction qualifies for this exemption, you may engage in that transaction once during the five-day pre-clearance window.

         Municipal Bonds

         S&P Deposity Receipts

         Nasdaq 100 Index Shares

Basic Rule

         Other than as exempted above, all trades must be cleared through the legal department.

How to Request Pre-Clearance

1) Send a request via e-mail to the Personal Trading Request Mailbox in Outlook.
         Go to the File pull-down menu, choose New, select Choose Form, select Personal Trading from the list and click Open. This will give you an e-mail form, which requires the following pertinent information:

*        FULL TITLE OF THE SECURITY(IES) YOU WOULD LIKE TO TRADE

*        WHETHER YOU INTEND TO BUY OR SELL THE SECURITY(IES)

*        CUSIP OR SEDOL

2) The Compliance Department will seek approval from each trading area that may have interest in the security(ies). All requests are dealt with on an anonymous basis.
3) You will be notified as soon as possible whether approval was obtained or denied.
4) If your proposed trade was denied, under no circumstance should you effect the trade.
5) If your proposed trade has been approved, you have five business days to effect such trade. If you do not trade within 5 business days of the issuance of pre-clearance, you must request pre-clearance again.
6) In some cases, a request may be denied for a reason that is confidential. An explanation is not required to be given for refusing any request.

What is the process for review of denied trades?
-----------------------------------------------

7) Conflict of Interest Committee. A Conflict of Interest Committee, composed of Scott Eston, Forrest Berkley and Bill Royer, has been established to examine situations where an employee would like to seek exception to pre-clearance denial. The Conflict of Interest Committee has the power to override pre-clearance denials if, in its absolute discretion, it believes the proposed activity is in no way fraudulent or manipulative. Any employee who would like to bring a request before this Committee should submit a request to the Personal Trading Request Mailbox.

                           THERE IS NO GUARANTEE THAT
               PRE-CLEARANCE WILL BE OBTAINED. THIS MAY MEAN THAT
               YOU WILL NOT BE ABLE TO SELL A SECURITY YOU OWN OR
                   PURCHASE FOR AN INDEFINITE PERIOD OF TIME.

                                                   QUARTERLY TRANSACTION REPORT
                                                    QUARTER ENDED JUNE 30, 2002

EMPLOYEE NAME:

---------------------- -------- ---------------- ------------ ------------- ------- --------------- --------------- ---------------
DATE OF TRANSACTION                                                                                                 FOR LARGE CAP
(FOR OPTIONS INCLUDE    BUY/                       CUSIP/                           NAME OF BROKER,  PRE-CLEARED BY EXEMPTION:
 DATE OF PURCHASE       SELL     FULL TITLE        SEDOL       QUANTITY      PRICE  DEALER OR BANK                  MARKET CAP
AND DATE OF EXERCISE)            OF SECURITY                                                                        SOURCE
---------------------- -------- ---------------- ------------ ------------- ------- --------------- --------------- ---------------
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---------------------- -------- -------------- ------------ ------------- --------------------------------------- -------------- --
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---------------------- -------- -------------- ------------ ------------- --------------------------------------- -------------- --

                             PLEASE NOTE THAT THE SEC AND GMO'S CODE OF ETHICS

                                   REQUIRE THAT THIS FORM BE COMPLETED BY THE
                                     10TH CALENDAR DAY FOLLOWING QUARTER END

                                                            Contact Persons


-------------------------------------------------------- -----------------------
Compliance Issues                                Conflicts of interest Committee
-------------------------------------------------------- -----------------------
-------------------------------------------------------- -----------------------

Julie Perniola                                           Forrest Berkley

Kelly Donovan                                            Scott Eston

Kelly Butler-Stark                                       Bill Royer

-------------------------------------------------------- -----------------------

Note: All requests for the Conflicts of Interest Committee should be submitted to the Personal Trading Request Mailbox (see Outlook address book).

                             APPENDIX D UNAVAILABLE

                      APPENDIX E

--------------------------------------------------------------------------------

From:                 on behalf of Access Person
Sent:                 Tuesday, October 01, 1996 4:02 PM
To:                   Personal Trading Request
Subject:              Title of Security

Account Holder:              Access Person
Cusip/Sedol:                 000000000
Employee Department:  Access Person's Department
Exchange:                    XXXX
Extension:                   Access Person's Extension
Security Type:               REIT, Non-REIT, Fixed, Etc.
Ticker:                      XXX
Type of Trade:               Buy/Sell/Option/Other

                                   APPENDIX F

                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS

         I hereby acknowledge receipt of the Code of Ethics and Master Personal Trading Policies and Procedures of Grantham, Mayo, Van Otterloo & Co. LLC. I certify that I have read, understand and recognize that I am subject to the provisions set forth in the Code of Ethics and Master Personal Trading Policies and Procedures.

                                   Name:  _________________________
                                            (please print)

                               Signature:  _________________________


                                    Date:  _________________________

APPENDIX G

            ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

         I hereby certify that I have complied with the requirements of the Code of Ethics and Master Personal Trading Policies and Procedures and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code of Ethics and Master Personal Trading Policies and Procedures.

                  -------------------------
                  (please print)

       Signature: _________________________
       Date:  _________________________

                                                                      APPENDIX H

                   Form Letter to Broker, Dealer or Bank

                                                       Date


Broker Name and Address
Subject:  Account # _________________

Dear ________________:

         Grantham, Mayo, Van Otterloo & Co. LLC ("GMO"), my employer, is a registered investment adviser. In connection with GMO's Code of Ethics you are requested to send duplicate confirmations of individual transactions for the referenced account to my employer. If you have not already done so, please address the confirmations directly to:

                                    Compliance - Personal Trades
                                    Grantham, Mayo, Van Otterloo & Co. LLC
                                    40 Rowes Wharf
                                    Boston, MA  02110

         Your  cooperation  is  most  appreciated.  If you  have  any  questions
regarding   this  request,   please  contact  me  at  (617)  330-7500  or  Kelly
Butler-Stark at (617) 790-5020.

                                                     Sincerely,


                                                     Name of Access Person



cc:  Kelly Butler-Stark

                                                                  Appendix 2

                 MASTER PERSONAL TRADING POLICIES AND PROCEDURES

                                    GMO TRUST

                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC

                               GMO AUSTRALIA LTD.

                                GMO AUSTRALIA LLC

                                GMO WOOLLEY LTD.

                             RENEWABLE RESOURCES LLC

                               Dated March 1, 2002

         The  Investment  Company  Act of 1940  provides  that every  investment adviser must adopt a written Code of Ethics containing provisions reasonably necessary to prevent persons with access to knowledge of any client activities from engaging in trading that is fraudulent or manipulative. Further, investment advisers are obligated to use reasonable diligence and to institute procedures reasonably necessary to prevent violations of the Code. Fraudulent or manipulative practices are defined very broadly, but over time the SEC's focus has been on three concerns: 1) front running, 2) usurping client opportunities and 3) profiting or taking advantage of opportunities that are presented solely as a result of the adviser's business for clients. These Policies and Procedures are intended to summarize in readily understandable form and implement the personal trading policies established by the Code. Persons subject to the provisions of the Code are also required to read the Code and certify to the same. It should be noted that the Code contains certain other provisions with respect to standards of ethical conduct in addition to those specifically relating to personal trading.

         Fraudulent or deceptive trading (as so defined) is unlawful regardless of whether a client can demonstrate harm. Further, GMO can be sanctioned for not having sufficient procedures, even if no violations occur. Therefore, it is important that these procedures be taken seriously. Failure to adhere to the procedures will result in disciplinary sanction.

1.       What is subject to disclosure upon commencement of employment and annually?
         ----------------------------------------------------------------------

o Covered Accounts: Identification of all persons, entities and accounts which you, your spouse or minor children own, or over which you exercise control or substantially influence investment decisions ("Covered Accounts").

o        Discretionary Advisors:  The name(s) of any discretionary advisors that
         ----------------------
          manage Covered Accounts on your behalf.

o        Brokerage Relationships:  Identification and contact information for
        -----------------------
        all brokerage and other investment transaction accounts used by any Covered Account.

o Corporate or other Directorships/Officers Positions: You must disclose all corporate or other directorships or officer positions held by you.

o Holdings: Any ownership of covered securities (excluding shares of open-end mutual funds).

         Note:  See Attached Disclosure Form

2.       Who and What is subject to Pre-Clearance and Reporting?
         ------------------------------------------------------

o Purchasing, selling or writing securities (domestic and international), financial commodities or other investment instruments of any kind that are traded in any public or private market must be pre-cleared, unless specifically exempted below.

o All members, employees and on-site consultants of GMO, GMO Woolley Ltd. (London), GMO Australia Ltd., GMO Australia LLC, and
              Renewable Resources LLC and all other persons meeting the definition of "Access Persons" in the Code are subject to those rules. Any questions in this regard should be immediately directed to the Compliance Department. The term "employee" is used herein to refer to all persons described in this paragraph.

o Any account owned by an employee, employee's spouse and minor children, and any other account for which an employee controls, or substantially influences the investment decisions ("Covered Accounts").

o Discretionary Accounts (when an employee has hired another adviser to manage any Covered Account on a discretionary basis) are also subject to pre-clearance reporting unless the Compliance Department has approved other arrangements in advance.

3.       What is the process for review of denied trades?
         -----------------------------------------------

         Conflicts of Interest Committee. A Conflicts of Interest Committee, composed of Scott Eston, Forrest Berkley and Bill Royer, has been established to examine situations where an employee would like to seek exception to pre-clearance denial. The Conflicts of Interest Committee has the power to override pre-clearance denials if, in its absolute discretion, it believes the proposed activity is in no way fraudulent or manipulative. Any employee who would like to bring a request before this Committee should submit a request to the Personal Trading Request Mailbox.

4.       What is Exempt from Pre-Clearance and Reporting?
         -----------------------------------------------

o Open-end mutual funds and other open-end investment vehicles, including any of GMO's pooled vehicles
o        Money market-like instruments
o Commercial paper and high quality short-term debt instruments1, including repurchase agreements
o        U.S. Government Securities or futures thereon
o        Trading in spot currencies
o        Currency Forward Contracts
o Commodities and options and futures on commodities (Note: financial commodity contracts are subject to pre-clearance and reporting)
o        Certain Corporate Actions (see Section II(c)(1)(a))
o        Exercise of Rights Offerings
o        Dividend Investment Programs
o        Miscellaneous (see Section II(c)(1)(b))

5.       What is Exempt from Pre-Clearance but Subject to Reporting?
         ----------------------------------------------------------

o Charity/Gifts. The practice of donating securities to charity is subject to quarterly transaction reporting and annual holdings disclosure.

o Futures and Related Options on commercially available broad based indexes.

o        Municipal Bonds

o        NASDAQ 100 Index Shares (QQQ)

o        S&P Depository Receipts (SPY)

o Any discretionary accounts (i) that have been approved by the Compliance Department in advance, and (ii) for which employees arranged for quarterly certification from outsider manager stating that the individual (employee/spouse and/or minor children/account which employee controls) has not influenced the discretionary manager's decisions during the period in question.

o Exemption for De Minimus Purchases and Sales of Large Market Cap Stocks (does not include IP0s): Purchases or sales of less than $25,000 of common stock of issuers whose market capitalization is greater than $5 billion. If an employee has any question as to whether a transaction qualifies for this exemption, the question should be directed to the Compliance Department. For trades that qualify for this exemption from pre-clearance, you will be asked to report the market capitalization of the security and the source of such information on your quarterly transaction report. You may utilize this exemption once per security during a pre-clearance period. That is, if you have determined that your transaction qualifies for this exemption, you may engage in that transaction once during the five-day pre-clearance window.

6.       How to Request Pre-Clearance

         A Quick Reference Guide to the procedures is set forth in Appendix A. Employee must send all requests to the Personal Trading Request Mailbox. All requests are pursued on an anonymous basis. The employee is notified, as soon as possible, whether approval was obtained or denied. If the proposed trade was denied, under no circumstance should the employee effect the trade. If the proposed trade has been approved, the employee has five (5) business days to effect such trade. If the trade is not executed within five (5) business days of the issuance of pre-clearance, the employee must request pre-clearance again.

         Generally, requests to buy or sell a security will be denied if any GMO client or product (a) has purchased or sold that security within 3 calendar days prior to the date of the request or (b) is considering the security for purchase or sale within 15 days after the date of the request. Requests to sell a security short will be denied for the same reasons and also if the security is owned by any of GMO's Active Portfolios.

7.       Quarterly Reporting

         All members, employees and on-site consultants will receive a form at each quarter-end on which they are required to report all trades effected during the quarter. Forms are to be completed within 10 calendar days of quarter-end and returned to Quarterly Transaction Reports (centralized mail location in Legal/Compliance). Employees who do not have any trading activity to report for the given quarter are still required to indicate this, sign, and return the form.

See Appendix A "Quick Reference Guide to Pre-Clearance and Quarterly Reporting" and Appendix B "Quarterly Reporting Form".

8.       Special Rules for Certain Investment Practices

o Initial Public Offerings - Prohibited unless compliance officer determines, based upon information provided with a pre-clearance request, that an offering is accessible to general investing public. Determination of public accessibility qualifies for the Conflicts of Interest Committee.

o Private Placements - Prohibited, but qualify for review by the Conflicts of Interest Committee.

o        Options on Securities - Purchasing Options:
         ---------------------
                  (Degree) If the purchase or sale of the underlying security is subject to pre-clearance and/or reporting, the same applies to the purchase of an option on such security (i.e. options on U.S. Government securities would be exempt from pre-clearance and reporting).

                  (Degree) The exercise of a purchased option must also be pre-cleared and reported, unless the option is expiring.

                  (Degree) Any offsetting transaction or transaction in the underlying security must be separately pre-cleared and reported.

                  Writing Options:
                  (Degree) If the purchase or sale of the underlying security is subject to pre-clearance and/or reporting, the same applies to the practice of writing of an option on such security.

                  (Degree) The exercise of a written option (by the other party) need not be pre-cleared or reported.

                  (Degree) Any offsetting transaction or transaction in the underlying security must be separately pre-cleared and reported.

         The following transactions with respect to options implicate the Short-Term Profiting provision set forth below.

                  Purchasing a Call

                  (Degree) Closing out the call position (exercising your rights under the option) within 60 days from the date the option was purchased.

                  (Degree) Selling the underlying security within 60 days from the date the option was purchased.

                  (Degree) Selling a put on the underlying security within 60 days from the date the option was purchased.2

                  (Degree) Writing a call on the underlying security within 60 days from the date the option was purchased.2

                  Purchasing a Put

                  (Degree) Closing out the put position (exercising your rights under the option) within 60 days from the date the option was purchased.

                  (Degree) Buying the underlying security within 60 days from the date the option was purchased.

                  (Degree) Selling a call on the underlying security within 60 days from the date the option was purchased.2

                  (Degree) Writing a put on the underlying security within 60 days from the date the option was purchased.2

                  Writing a Call

                  (Degree) Purchasing a call on the underlying security within 60 days from the date the option was sold.2

                  (Degree) Buying the underlying security within 60 days from the date the option was sold.

                  (Degree) Selling a put on the underlying security with 60 days from the date the option was sold.2

                  Writing a Put

                  (Degree) Purchasing a put on the underlying security within 60 days from the date the option was sold.2

                  (Degree) Selling the underlying security within 60 days from the date the option was sold.

                  (Degree) Selling a call on the underlying security with 60 days from the date the option was sold.2

o Short-Term Profiting - All employees are prohibited from profiting from the purchase and sale or sale and purchase of the same or equivalent securities within 60 calendar days. If an employee engages in this practice, any profits earned shall be surrendered to charity, to be approved by the Conflicts of Interest Committee. The following securities are not subject to this prohibition:

o        Mutual Funds;

o        U.S. Government Securities;

o        Money Market Instruments;

o        Currencies and Forward Contracts thereon;

o        Commodities and options and futures on commodities;

o        Securities acquire through the exercise of Rights Offerings;

o        Municipal Bonds;

o        NASDAQ 100 Index Shares (QQQ); and

o        S&P Depository Receipts (SPY);

o Short Selling of Securities - All employees are prohibited from the practice of short selling securities that are held in Active Portfolios (International Active, Domestic Active, Emerging Markets and Global Equities). This prohibition does not extend to the activity of shorting futures that are traded on commercially available broad -based indexes. Employees are also prohibited from short selling securities that are owned by accounts within their own area, even if their area is quantitatively (and not "actively") managed. The Compliance Department will review holdings upon a short sale pre-clearance request to determine whether an Active Portfolio holds the security and whether an account managed by the employee's area holds the security.

o Insider Trading, Market Manipulation, etc. - Transactions involving the use of material non-public information; that are intended to manipulate the price of or to create the appearance of trading in a security; or that are otherwise designated by the Compliance Department as inappropriate are prohibited and do not qualify for the Conflicts of Interest Committee.

9.       Brokerage Statements

         All employees are required to disclose to the Compliance Department all their brokerage accounts and relationships and to require such brokers to forward copies of confirmations of account transactions.

10.      Violations

         Violation of these policies can result in sanctions ranging from reprimand, disgorgement of profits, suspension of trading privileges and termination of employment or relationship with GMO.

11.      Annual Affirmation and Attestation

         On an annual basis, all employees will be required to certify that they have read, understand and complied with the above policies and procedures.

Revised: February 17, 2000
         June 1, 2000
         January 1, 2001
         August 1, 2001
         March 1, 2002

--------
1 High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization. 2 Portion of the profits that were locked in as a result of the transaction will be forfeited.